Invesco Van Kampen Emerging Markets Fund                          SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2010
File number: 811-05426
Series No.:  30

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         17,349
      2 Number of shares outstanding of a second class of open-end company shares (00's Omitted)
        Class B                          3,341
        Class C                          4,295
        Class Y                            726
        Institutional Class              1,696


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 13.89
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                        $ 10.85
        Class C                        $ 10.93
        Class Y                        $ 13.30
        Institutional Class            $ 13.29